UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Departure of Lynn Dickerson

On July 2, 2009, The McClatchy Company (the “Company”) announced that one of its three Vice President, Operations positions, which position is currently held by Lynn Dickerson, will be eliminated effective July 17, 2009.  Accordingly, Ms. Dickerson will terminate employment with the Company effective July 17, 2009.  A copy of the press release announcing the elimination of Ms. Dickerson’s position is attached hereto as Exhibit 99.1.

(e)           Separation Agreement for Ms. Dickerson

The Company is in the process of finalizing a separation agreement with Ms. Dickerson (the “Separation Agreement”), which will provide for her termination of employment and resignation from all offices and other positions that she currently holds with the Company.  The Company expects to enter into the Separation Agreement on or about the effective date of Ms. Dickerson’s termination and resignation and to file a copy of the final Separation Agreement with its next Quarterly Report on Form 10-Q.  The summary of the material terms of the Separation Agreement is qualified in its entirety by reference to the text of the final Separation Agreement.

Under the Separation Agreement and subject to the terms and conditions set forth therein, effective July 17, 2009, Ms. Dickerson is resigning from all offices and other positions that she holds with the Company and her employment with the Company will terminate on such date.  In connection with such termination, Ms. Dickerson will be entitled to the following severance payments and benefits:

i.	Subject to executing a waiver and release of claims agreement in favor of the Company, a lump sum severance payment equal to $690,000; and

ii.
If Ms. Dickerson elects health care continuation coverage under COBRA, for one year following the effective date of her termination (or, if earlier, the date Ms. Dickerson terminates her COBRA coverage), the Company will pay Ms. Dickerson’s COBRA premiums for group health insurance coverage.

A copy of the press release dated July 2, 2009 announcing the departure of Ms. Dickerson is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit
No.                      Description

99.1                      Press release dated July 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 2, 2009                                                                                           The McClatchy Company

/s/Patrick J. Talamantes

By: Patrick J. Talamantes
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                           Description

99.1                                           Press release dated July 2, 2009